Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-189242, No. 333-194775 and No. 333-216496) and S‑8 (No. 333-181441) of Western Asset Mortgage Capital Corporation of our report dated March 29, 2018 relating to the financial statements and financial statement schedule and the effectiveness of the internal control over financial reporting, which appears in this Form 10‑K .

PricewaterhouseCoopers LLP
Los Angeles, California
March 29, 2018